1 2Q 2026 Financial Highlights NYSE: STT July 16, 2026 Exhibit 99.3

2 Agenda 2Q 2026 Financial Highlights 3 Medium-term Financial Update 13 Appendix 21

2Q26 highlights

All comparisons are to corresponding prior year period unless otherwise noted.

Ex-notables[A]	2Q26	2026 YTD
Total revenue	$4.0B ▲17%	$7.8B ▲16%
Fee revenue	$3.2B ▲16%	$6.1B ▲16%
Total expenses	$2.7B ▲10%	$5.3B ▲10%
Operating leverage	645bps	633bps
Pre-tax margin	34.3%	31.7%
ROTCE	25.5%	22.8%
EPS	$3.65 ▲44%	$6.49 ▲42%

Investment Services

- **Record AUC/A** of **$57.9T** at quarter-end; AUC/A wins of **$384B**[1,2]
- **Record Servicing fees** of **$1.5B**
- New servicing fee revenue wins of **$87M**[2]
- Announced **tokenized fund servicing** capability in Luxembourg[3]

Investment Management

- **Record AUM** of **$6.3T** at quarter-end; net inflows totaling **$114B**[1]
- **Record Management fees** of **$772M**
- **Broadened capabilities** with **38** newly launched products and solutions
- Expanded investor access to innovative **Digital Asset** solutions, including tokenized liquidity solutions
- **SPYM** ETF selected as exclusive default investment for Trump Accounts[4]

Markets

- Integrated liquidity and financing solutions driving **record FX client trading volumes** up 25%, securities on loan up 24%[B]
- **Record FX trading services revenues** of **$494M**

Balance sheet	Capital return[5]	Capital ratios[6]
$305B Interest-earning assets[B]	$631M Total capital return	10.8% CET1
1.13% Net interest margin[7]	+10% DPS increase[8]	5.3% Tier 1 leverage

[A] Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures. See page 4 for a summary of our 2Q26 financial results, and the Addendum to these materials for a further summary of our 2Q26 financial results, presented on a GAAP-basis.
[B] Represents average.
Refer to the Appendix included with this presentation for endnotes 1 to 35.

3 STATE STREET

Summary of 2Q26 financial results

Financial results[A]

(GAAP; $M, except EPS data, or where otherwise noted)	Quarters			%Δ	
	2Q25	1Q26	2Q26	1Q26	2Q25
Revenue:					
Servicing fees	$1,304	$1,409	$1,468	4%	13%
Management fees	600	724	772	7	29
Foreign exchange trading services	393	435	494	14	26
Securities finance	126	116	150	29	19
Software services	169	169	166	(2)	(2)
Other fee revenue[9]	127	107	138	29	9
Total fee revenue	**2,719**	**2,960**	**3,188**	**8**	**17**
Net interest income	**729**	**835**	**860**	**3**	**18**
Total revenue	**$3,448**	**$3,796**	**$4,048**	**7%**	**17%**
Provision for credit losses	30	16	-	nm	nm
Total expenses	**$2,529**	**$2,811**	**$2,659**	**(5)%**	**5%**
Net income before income taxes	$889	$969	$1,389	43%	56%
Net income	**$693**	**$764**	**$1,084**	**42%**	**56%**
Diluted earnings per share	**$2.17**	**$2.49**	**$3.65**	**47%**	**68%**
Return on average common equity	**10.8%**	**11.6%**	**16.7%**	**5.1%pts**	**5.9%pts**
Return on average tangible common equity[A]	**16.7%**	**17.6%**	**25.5%**	**7.9%pts**	**8.8%pts**
Pre-tax margin	**25.8%**	**25.5%**	**34.3%**	**8.8%pts**	**8.5%pts**
Tax rate	**22.0%**	**21.2%**	**21.9%**	**0.7%pts**	**(0.1)%pts**
Ex-notable items, non-GAAP[A]					
Total fee revenue	*$2,740*	*$2,960*	*$3,188*	*8%*	*16%*
Total revenue	*$3,469*	*$3,796*	*$4,048*	*7%*	*17%*
Total expenses	*$2,412*	*$2,681*	*$2,659*	*(1)%*	*10%*
Diluted earnings per share	*$2.53*	*$2.84*	*$3.65*	*29%*	*44%*
Return on average common equity	*12.5%*	*13.3%*	*16.7%*	*3.4%pts*	*4.2%pts*
Return on average tangible common equity	*19.4%*	*20.1%*	*25.5%*	*5.4%pts*	*6.1%pts*
Pre-tax margin	*29.6%*	*29.0%*	*34.3%*	*5.3%pts*	*4.7%pts*

Performance highlights

All comparisons are to corresponding prior year period unless otherwise noted. See note A below for a description of ex-notables presentation.

- Total revenue of **$4.0B**, up 17%
  - Fee revenue of **$3.2B**, up 17%; up 16% ex-notables, primarily driven by higher Management fees, Servicing fees, and FX trading services revenue
  - NII of **$860M**, up 18% reflecting a 17bps increase in NIM
- Total expenses of **$2.7B**, up 5%; up 10% ex-notables, mainly driven by higher revenue-related costs and continued strategic investments
- Pre-tax margin of **34.3%**, up 8.5%pts; up 4.7%pts ex-notables
- ROTCE of **25.5%**, up 8.8%pts; up 6.1%pts ex-notables
- Operating leverage of **1,226bps**; 645bps ex-notables

[A] Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 35.

4 STATE STREET

5 Servicing fees Refer to the Appendix included with this presentation for endnotes 1 to 35. 2Q25 3Q25 4Q25 1Q26 2Q26 $1,304 $1,357 $1,388 $1,409 $1,468 +13% +4% 2Q25 3Q25 4Q25 1Q26 2Q26 AUC/A 1 AUC/A ($T) $49.0 $51.7 $53.8 $54.5 $57.9 AUC/A wins ($B) 1,093 361 484 365 384 AUC/A to be installed ($B) 3,975 3,634 2,500 2,748 2,930 Servicing fees ($M) 2 Servicing fee rev. wins $145 $47 $87 $56 $87 Servicing fee rev. to be installed 444 401 320 315 335 Servicing fees of $1,468M up 13% YoY and 4% QoQ • Up 13% YoY and 4% QoQ primarily driven by organic growth and higher average market levels10 • Record AUC/A of $57.9T at quarter-end • New 2Q26 servicing fee revenue wins of $87M, primarily driven by back office and Alternatives2 • $384B in new servicing AUC/A wins in 2Q26, with the majority from Asset Managers and Alternatives1 • Servicing fee revenue to be installed of $335M at quarter-end2 • Announced tokenized fund servicing capability in Luxembourg, with an initial client signed on3 Performance indicators 2Q26 business momentum 2Q26 performanceServicing fees ($M)

Management fees

Management fees ($M)



+29%
+7%
$600
$664
$717
$724
$772
2Q25
3Q25
4Q25
1Q26
2Q26

Performance indicators[1]

	2Q25	3Q25	4Q25	1Q26	**2Q26**
AUM ($T)	$5.1	$5.4	$5.7	$5.6	**$6.3**
Net flows (QoQ) ($B)	82	26	85	49	**114**
By strategy ($B):					
Index Strategies and Solutions	$96	$31	$65	$38	**$81**
ETFs	15	38	51	25	**66**
Other Index	81	(7)	14	13	**15**
Active, Alternatives and Other	(13)	(15)	(4)	3	**(2)**
Cash	(1)	10	24	8	**35**

Figures may not sum to total due to rounding. Refer to the Appendix included with this presentation for endnotes 1 to 35.

2Q26 performance

Management fees of $772M up 29% YoY and 7% QoQ

- Up 29% YoY and up 7% QoQ driven by higher average market levels and quarterly net inflows of $114B

2Q26 business momentum[1]

- **Product innovation**: 38 new products and solutions launched
  - Expanded investor access to innovative Digital Asset solutions, including a tokenized private MMF and a GENIUS Act-aligned stablecoin reserves MMF
  - State Street SPDR Portfolio S&P 500 ETF (SPYM) selected as the default investment for the U.S. Treasury-administered Trump Accounts program[4]
  - Announced strategic investment in German digital wealth platform getquin
- **Index Strategies and Solutions – ETFs**:
  - Net inflows of $66B driven by SPY, continued momentum across U.S. Low-Cost ETF suite and EMEA
- **Index Strategies and Solutions – Other Index**:
  - Net inflows of $15B led by Fixed Income and Multi-Asset Solutions
- **Cash**
  - Net inflows of $35B

6

STATE STREET

FX trading services and Securities finance

FX trading services[11]
(Ex-notable items, non-GAAP, $M)[A]



+27%
+14%
$390
$364
$350
$435
$494
2Q25
3Q25
4Q25
1Q26
2Q26

Securities finance ($M)



+19%
+29%
$126
$138
$127
$116
$150
2Q25
3Q25
4Q25
1Q26
2Q26

2Q26 performance

FX trading services of $494M up 27% YoY and 14% QoQ

- Up 27% YoY and 14% QoQ primarily due to higher client volumes mostly in Asia-Pacific

2Q26 performance

Securities finance of $150M up 19% YoY and 29% QoQ

- Up 19% YoY and 29% QoQ largely driven by higher client lending balances in Agency Lending and Prime Services

2Q26 business momentum

- Record FX trading volumes up 25% YoY driven by Asia-Pacific
- Greater geographic diversification with international revenue representing ~74% of FX trading revenue, up from ~68% in 2Q25

2Q26 business momentum

- Average securities on loan up 24% YoY

[A] Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 35.

7

STATE STREET

8 2Q25 3Q25 4Q25 1Q26 2Q26 ARR15 $381 $410 $420 $427 $433 New bookings16 6 9 26 1 5 Uninstalled revenue backlog17 143 145 155 151 152 Software services • 2Q26 ARR increased ~14% YoY driven by continued SaaS client implementations and conversions15 • Strong uninstalled revenue backlog, up 6% YoY17 Professional services Software and data (incl. SaaS)14 On-premises14 -14% 107 110 116 114 118 36 37 35 30 35 48 2Q25 16 3Q25 4Q25 1Q26 2Q26 $193 $167 $163 $169 $166 (83)% (3)% YoY % 10% Software services of $166M down (14)% YoY and (2)% QoQ12,13 • On-premises revenue down $(40)M YoY, primarily reflecting elevated renewal activity in the year-ago period • Software and data revenue up 10% YoY driven by higher go-live revenue from onboarded clients 21 Software services12,13 (Ex-notable items, non-GAAP, $M)A 2Q26 performance Performance indicators ($M) 2Q26 business momentum A Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 35. -2% 89

Net interest income

NII ($M)[7]



+18%
+3%
$729
$715
$802
$835
$860
2Q25
3Q25
4Q25
1Q26
2Q26

NIM[7] (FTE, %)	2Q25	3Q25	4Q25	1Q26	2Q26
	0.96%	0.96%	1.10%	1.16%	**1.13%**

Average balance sheet highlights ($B)[A]

	2Q25	3Q25	4Q25	1Q26	**2Q26**
Interest-earning assets	$305	$295	$289	$293	**$305**
Interest-bearing deposits with banks (net)[18]	98	88	95	100	**104**
Investment portfolio	112	112	108	107	**109**
Loans[19]	45	47	48	49	**50**
Other interest-earning assets	39	40	30	28	**34**
Total deposits	$261	$255	$254	$258	**$270**
Interest-bearing deposits	237	231	227	229	**241**
Non-interest-bearing deposits	24	24	26	29	**30**

[A] Line items are rounded.
Refer to the Appendix included with this presentation for endnotes 1 to 35.

2Q26 performance

NII of $860M up 18% YoY and 3% QoQ

- Up 18% YoY reflecting a 17bps increase in NIM
  - NIM increased 17bps YoY largely due to both an improved funding and investment portfolio mix as well as a reduction in the impact of terminated hedges, primarily offset by lower average market rates
  - Average interest-earning assets were flat YoY driven by an increase in client deposit balances, partially offset by a decrease in short-term borrowings
- Up 3% QoQ primarily driven by a 4% increase in average interest-earning assets
  - NIM decreased (3)bps QoQ primarily driven by deposit mix given growth in interest-bearing client deposit balances
  - Average interest-earning assets increased ~$12B QoQ largely due to higher interest-bearing client deposit balances

9
STATE STREET

Expenses

Expenses

(Ex-notable items, non-GAAP, $M)[A]



+10%
-1%
$2,412
$2,681
$2,659
YoY %
Comp. & benefits[20]
1,180
1,362
1,292
9%
Info. sys.[20]
505
587
589
17%
Tran. processing
260
283
280
8%
Occupancy[20]
105
100
96
(9)%
Other[20]
362
349
402
11%
2Q25
1Q26
2Q26

	2Q25	1Q26	2Q26	
GAAP Expenses	$2,529	$2,811	$2,659	YoY +5% QoQ -5%
Headcount	52,014	51,425	50,596	YoY -3% QoQ -2%

2Q26 performance

(Ex-notable items, non-GAAP)[A]

Expenses of $2,659M up 10% YoY and down (1)% QoQ

- Up 10% YoY primarily driven by higher revenue-related costs and continued strategic investments
- Down (1)% QoQ largely reflecting seasonally higher 1Q expenses, partially offset by higher revenue-related costs and continued investments[B]

- **Compensation and employee benefits of $1,292M**[20]
  - Up 9% YoY mainly due to higher performance-based incentive compensation, merit increases, and higher employee benefits, partially offset by productivity savings, including lower headcount
  - Down (5)% QoQ primarily reflecting seasonally higher 1Q expenses and productivity savings, including lower headcount, partially offset by higher performance-based incentive compensation and merit increases[B]
  - Headcount down (3)% YoY and (2)% QoQ
- **Information systems and communications of $589M**[20]
  - Up 17% YoY largely related to volume-related costs, infrastructure investments and tech modernization and resiliency
- **Transaction processing services of $280M**
  - Up 8% YoY mainly due to higher revenue-related costs
- **Occupancy of $96M**[20]
  - Down (9)% YoY mainly due to real estate footprint optimization
- **Other of $402M**[20]
  - Up 11% YoY and 15% QoQ largely reflecting higher fund marketing costs and professional fee spend

[A] Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures.
[B] 1Q26 includes $169M of seasonal incentive compensation and benefits expenses.
Refer to the Appendix included with this presentation for endnotes 1 to 35.

10
STATE STREET

11 Capital and liquidity • Capital return of $631M to common shareholders; total payout ratio of 62%5 • Standardized CET1 ratio of 10.8% increased 0.2%pts QoQ primarily due to capital generated from earnings, partially offset by continued capital return and higher RWA • Tier 1 leverage ratio of 5.3% decreased (0.1)%pts QoQ mainly driven by continued capital return and higher average balance sheet levels, partially offset by capital generated from earnings • SLR of 6.2% decreased by (0.1)%pts QoQ largely due to higher leverage exposure and continued capital return, partially offset by capital generated from earnings 2Q25 1Q26 2Q26 Capital Return ($M) Declared common dividends $217 $233 $231 Common share repurchases 300 400 400 Total capital return 517 633 631 Capital ($B) CET1 capital $14.8 $14.8 $15.4 Tier 1 capital 18.4 18.4 19.0 RWA / Leverage ($B) Risk weighted assets (Standardized) $138 $140 $143 Adjusted average assets (Tier 1) 21 345 342 358 Leverage exposure (SLR) 22 292 290 307 Liquidity (%) State Street Bank and Trust LCR 23 136% 139% 136% Capital and liquidity metrics 2Q26 performance CET1 ratio (Standardized) Capital (%, as of period-end) 6 Tier 1 leverage ratio Supplementary leverage ratio Refer to the Appendix included with this presentation for endnotes 1 to 35. 5.3% 5.6% 5.5% 5.4% 5.3% 2Q25 3Q25 4Q25 1Q26 2Q26 6.3% 6.4% 6.5% 6.3% 6.2% 2Q25 3Q25 4Q25 1Q26 2Q26 10.7% 11.3% 11.6% 10.6% 10.8% 2Q25 3Q25 4Q25 1Q26 2Q26

FY2026 updated outlook and key assumptions

	Prior Outlook[A,B]	FY2026 Updated Outlook[A]	Key Assumptions[A]
Fee Revenue	Up ~7 – 9% YoY	Up ~12 – 13% YoY	• Global equity markets flat from 2Q quarter-end • Organic growth in Investment Services and Investment Management
NII	Up ~8 – 10% YoY	Up ~14 – 15% YoY	• Broadly aligned with forward interest rates
Expenses	Up ~5 – 6% YoY	Up ~8% +/- YoY ~500bps operating leverage	• Higher revenue-related costs • Investments in strategic and growth initiatives

[A] Outlook, in particular fee revenue and NII, are, among other things, dependent on macroeconomic, industry and other factors, including, but not limited to, the impacts from changes in interest rates, as well as equity and fixed income markets (which are highly uncertain). Interest rate assumptions are broadly aligned with forward interest rates as of 2Q26 quarter-end. Outlook does not reflect items outside of the normal course of business. Financial metrics are ex-notable items (e.g., items outside of the normal course of business), which are non-GAAP measures; refer to the Appendix for a reconciliation of FY2025 ex-notable items/currency translation and further explanations of non-GAAP measures.

[B] Prior full-year Outlook provided on 1Q26 Earnings Call.

12 STATE STREET

13 Medium-term Financial Update

Global scale, integrated as One State Street, serving the world's leading investors

>10% of the world's assets entrusted to us[24]

$57.9T AUC/A

$6.3T AUM

100+ Markets where we do business

234 years of experience

One Platform

Investment Services

- **#2** Custodian globally[25]
- **#1** ETF Servicer[26]
- Leading global custodian with differentiated front-to-back capabilities

Investment Management

- **#4** Asset Manager globally[27]
- **#3** ETF Manager globally[28]
- Leading global asset manager with innovative product engine

Markets

- **#1** FX provider to asset managers[29]
- **#3** Securities agency lender[30]
- Integrated liquidity and financing solutions

ONE STATE STREET

Shared client base

Integrated platform & data

Unified coverage

Experience by client segment

Asset Managers

Front-to-back servicing offering, including Alpha platform, for both Alternative and Traditional asset managers; embedded Markets solutions including FX trading, financing and lending

Institutional Servicing | Data & Insights | Fund Launch | Wealth Distribution | Liquidity & Financing

~95% of the **Top 100** largest asset managers[31]

Asset Owners

Whole-firm delivery across entire investment lifecycle including pension funds, sovereign wealth funds, endowments/foundations and insurance companies

Institutional Servicing | Data & Insights | Portfolio Insights | Asset Management | Liquidity & Financing

~85% of the **Top 100** largest asset owners[32]

Wealth

Front-to-back offerings with CRD Wealth and digital first global custody platform; Wealth distribution for Investment Management; Markets solutions for Wealth

Wealth Servicing | Wealth Distribution | Investment Products | Portfolio Execution | Liquidity & Financing

$1.8T+ Wealth AUM[33]

$2.7T+ CRD Wealth AUA[34]

Refer to the Appendix included with this presentation for endnotes 1 to 35.

14

STATE STREET

Building on improved performance to deliver against medium-term targets

Track record of improved performance[A]

Pre-tax margin (%)



26.4%
27.6%
29.2%
31.7%
FY2023
FY2024
FY2025
2026 YTD

ROTCE (%)



18.3%
18.9%
19.6%
22.8%
FY2023
FY2024
FY2025
2026 YTD

Revenue ($B)

$12.2B FY2023 › **$13.0B** FY2024 › **$14.0B** FY2025

Key strategic pillars

1. Global franchises at scale

Providing differentiated capabilities to drive revenue growth across Asset Managers, Asset Owners, and Wealth Managers

2. Strategic growth initiatives

Complementing growth in our leading franchises, including targeted investments in Alternatives, Digital Assets, and Wealth

3. Tech and AI-enabled Transformation

Accelerating execution of product / platform operating model

Enabled by One State Street

Shared client base, integrated platform & data, unified coverage

Delivering continued improvement

Medium-Term Targets

35%
Pre-Tax Margin

Mid-20s%
ROTCE

Key Drivers

Organic revenue growth

Positive operating leverage

~$1B of annual run-rate Transformation benefits[35]

Key Assumptions

Stable operating environment

Broadly aligned with forward interest rates

Total payout ratio of 80% +/-

[A] Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Addendum and Appendix for a reconciliation, and further explanations, of non-GAAP measures.
Note: Medium-term refers to a 3-to-5-year time horizon; targets assume stable operating and equity environment, broadly aligned with forward interest rates as of 2Q26 quarter-end, and exclude items outside the ordinary course of business (e.g., notable items). Medium-term capital assumptions: Standardized CET1 of ~11%, Tier 1 leverage ~5.25 – 5.75%.
Refer to the Appendix included with this presentation for endnotes 1 to 35.

15 STATE STREET

Delivering improved performance to unlock shareholder value

Illustrative pre-tax margin expansion underpinned by key strategic pillars



29%
~300bps +/-
~200bps +/-
~100bps +/-
35%

FY2025	Investment Services	Investment Management	Markets	Medium-Term
Global franchises at scale	Extend ETF servicing leadership Selective global expansion Distinctive Alpha front-to-back capabilities	ETFs, Index, Fixed Income Innovative products & partnerships Global / distribution channel expansion	Aligned global expansion Innovative product solutions Electronic trading expansion	**Firmwide organic growth**
Strategic growth initiatives	Alternatives growth Digital infrastructure Apex partnership for Wealth	Democratize access to Alternatives Tokenized products Grow Wealth AUM	Expand solution set to Alternatives, Digital, and Wealth clients	**Expanded addressable market**
Tech and AI-enabled Transformation	Higher service quality Faster time-to-market Lower unit costs	Increased innovation capacity Accelerated product releases Lower unit costs	Sharper data insights Streamlined client experiences Lower unit costs	**Accelerated execution, service quality, and productivity benefits**
One State Street	**Shared client base, integrated platform & data, unified coverage**			**Deeper client relationships and wallet share**

Note: Medium-term refers to a 3-to-5-year time horizon; targets assume stable operating and equity environment, broadly aligned with forward interest rates as of 2Q26 quarter-end, and exclude items outside the ordinary course of business (e.g., notable items).

16 STATE STREET

17 Transformation accelerating execution of product platform operating model Improving client experience, funding strategic investments, and driving durable margin expansion Our Transformation pillars and intended future state 1. Operating model transformation Migration to a product / platform structure with business leader ownership of end-to-end client delivery • Cross-functional agile teams integrating technology, business, and operations resources enabled by AI tools • Significant reduction in product development release cycle times • Improved client experience and service quality across the franchise 2. Technology simplification & modernization Simplified, cloud-based infrastructure with a strong data foundation reducing complexity, lowering unit costs, and strengthening resiliency and security • ~80% of applications running on modern cloud platforms from ~40% today • Rationalize data center infrastructure; reduction in data centers and data domain footprint • Lower mix of run-the-bank costs, with a higher share of spend directed to growth and innovation 3. Enterprise-wide AI adoption AI scaled responsibly to expand capacity, improve execution, and deliver better client outcomes, stronger controls, improved efficiency and an enhanced employee experience • Launch core agentic platform with best-of-breed AI tools and capabilities • Equip development teams with modern AI tools driving ~30-40% increase in developer productivity • Acceleration in legacy code modernization • Employees actively using AI tools, creating capacity for higher-value work Transformation driving ~$1B of annual run-rate benefits by 2029, including ~$750M of productivity, plus ~$250M of revenue35 Refer to the Appendix included with this presentation for endnotes 1 to 35.

Disciplined capital allocation framework

Capital allocation priorities

- Support **common dividend growth**
- Drive **organic growth** by investing in our businesses and deepening client relationships; **potential to accelerate strategy** via opportunistic strategic investments and bolt-on acquisitions
- Return excess capital to shareholders through **common share repurchases**

Medium-term assumptions

Total payout ratio:
80% +/-

Tier 1 Leverage:
~5.25-5.75%

CET1:
~11%

Prudent capital management has driven consistent common dividend per share and tangible book value growth

Common dividend per share



~10% CAGR
$2.64
$2.90
$3.20
FY2023
FY2024
FY2025

Tangible book value per share



~13% CAGR
$44.22
$49.14
$56.13
FY2023
FY2024
FY2025

Note: Medium-term assumptions reflect the current capital framework and do not include the potential impact of pending Basel III revisions including the Expanded Risk-Based Approach. The assumptions may be revised as these rules are finalized and implementation timelines are formally established.

18 STATE STREET

Entering next phase of growth and unlocking shareholder value

Well positioned to deliver continued growth, expand pre-tax margin and improve returns over the medium term

Strong momentum & execution

- Record **AUC/A**, **AUM**, and **FX client volumes** in 2Q26
- Record **Total revenues**, **Servicing fees**, **Management fees**, and **FX trading services revenues** in 2Q26
- 10 consecutive quarters of **positive year-over-year operating leverage**, excluding notable items, as of 2Q26[A]
- Strong year-to-date results and **improved outlook for FY2026**

Clear strategic direction

- Leading **global franchises** at scale, serving a premier client base and underpinned by **One State Street**
- Expanding addressable market and delivering higher growth and diversification with portfolio of **distinctive strategic initiatives**
- Embedding **AI** across the franchise to advance **product / platform operating model** and **modernize technology stack,** driving greater operational efficiency and better client service
- Reinvesting **productivity savings** in business growth

Unlocking shareholder value

- Building on **strong momentum** and **organic growth profile** to deliver continued **positive operating leverage**
- Establishing ambitious **medium-term financial targets** and pivoting State Street to the next phase of growth

Medium-Term Targets

35%	Mid-20s%
Pre-Tax Margin	ROTCE

#2	#4	#1	100+	234
Custodian globally[25]	Asset Manager globally[27]	FX provider to Asset Managers[29]	Markets where we do business	Years of experience

[A] Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Addendum and Appendix for a reconciliation, and further explanations, of non-GAAP measures.
Note: Medium-term refers to a 3-to-5-year time horizon; targets assume stable operating and equity environment, broadly aligned with forward interest rates as of 2Q26 quarter-end, and exclude items outside the ordinary course of business (e.g., notable items). Medium-term capital assumptions: Standardized CET1 of ~11%, Tier 1 leverage ~5.25 – 5.75%.
Refer to the Appendix included with this presentation for endnotes 1 to 35.

19 STATE STREET

20

21 Appendix Notable items 22 Reconciliation of notable items 23 Reconciliation of constant currency impacts 24 Endnotes & other information 25 Forward-looking statements 28 Non-GAAP measures 29 Definitions 30

Notable items

($M, except EPS data)	Quarters[A] 2Q25	1Q26	2Q26
Repositioning charges[B]	$(100)	$(89)	-
Client rescoping[C]	(42)	(41)	-
Other notable items[D]	4	-	-
Total notable items (pre-tax)	**$(138)**	**$(130)**	**-**
Income tax impact from notable items	(35)	(32)	-
EPS impact	**$(0.36)**	**$(0.35)**	**-**

[B] 2Q25 Repositioning charges of $100M reflected in Compensation and employee benefits primarily from workforce rationalization. 1Q26 Repositioning charges of $89M represents $79M reflected in Compensation and employee benefits primarily related to workforce rationalization, Operating model changes of $9M reflected in Information systems and communications, and a $1M charge reflected in Occupancy associated with real estate footprint optimization.

[C] 2Q25 Client rescoping of $42M represents $(24)M reflected in Software services in Professional services and $18M reflected in Information systems and communications. 1Q26 Client rescoping of $41M reflected in Information systems and communications.

[D] 2Q25 Other notable items of $4M represents a revenue-related recovery of $3M associated with the proceeds from a 2018 FX benchmark litigation resolution reflected in FX trading services revenue, and a $1M release of a prior period notable item reflected in Other expenses.

[A] These are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures.

22

STATE STREET

Reconciliation of notable items

Quarterly reconciliation

(Dollars in millions, unless noted otherwise)	1Q25	2Q25	3Q25	4Q25	1Q26	2Q26	% Change: 2Q26 vs. 2Q25	% Change: 2Q26 vs. 1Q26	Year-to-Date: 2025	Year-to-Date: 2026	% Change YTD 2026 vs. YTD 2025
Total fee revenue, GAAP-basis	$ 2,570	$ 2,719	$ 2,829	$ 2,862	$ 2,960	$ 3,188	17.2%	7.7%	$ 5,289	$ 6,148	16.2%
Less: Notable items:											
Foreign exchange trading services		(3)							(3)	-	
Client rescoping (revenue impact)		24							24	-	
Total fee revenue, excluding notable items	**$ 2,570**	**$ 2,740**	**$ 2,829**	**$ 2,862**	**$ 2,960**	**$ 3,188**	16.4%	7.7%	**$ 5,310**	**$ 6,148**	15.8%
Total revenue, GAAP-basis	$ 3,284	$ 3,448	$ 3,545	$ 3,667	$ 3,796	$ 4,048	17.4%	6.6%	$ 6,732	$ 7,844	16.5%
Less: Notable items:											
Foreign exchange trading services		(3)							(3)		
Client rescoping (revenue impact)		24							24		
Total revenue, excluding notable items	**$ 3,284**	**$ 3,469**	**$ 3,545**	**$ 3,667**	**$ 3,796**	**$ 4,048**	16.7%	6.6%	**$ 6,753**	**$ 7,844**	16.2%
Total expenses, GAAP basis	$ 2,450	$ 2,529	$ 2,434	$ 2,741	$ 2,811	$ 2,659	5.1%	(5.4)%	$ 4,979	$ 5,470	9.9%
Less: Notable items:											
Repositioning charges		(100)		(226)	(89)				(100)	(89)	
Client rescoping (expense impact)		(18)			(41)				(18)	(41)	
Other notable items		1		20					1		
Total expenses, excluding notable items	**$ 2,450**	**$ 2,412**	**$ 2,434**	**$ 2,535**	**$ 2,681**	**$ 2,659**	10.2%	(0.8)%	**$ 4,862**	**$ 5,340**	9.8%
Seasonal expenses	(155)				(169)				(155)	(169)	
Total expenses, excluding notable items and seasonal expense items	**$ 2,295**	**$ 2,412**	**$ 2,434**	**$ 2,535**	**$ 2,512**	**$ 2,659**	10.2%	5.9%	**$ 4,707**	**$ 5,171**	9.9%
Fee operating leverage, GAAP-basis (bps)[A]							1,211 bps	1,311 bps			638 bps
Fee operating leverage, excluding notable items (bps)[B]							611 bps	852 bps			595 bps
Operating leverage, GAAP-basis (bps)[C]							1,226 bps	1,205 bps			666 bps
Operating leverage, excluding notable items (bps)[D]							645 bps	746 bps			633 bps
Pre-tax margin, GAAP-basis (%)	25.0%	25.8%	31.1%	25.0%	25.5%	34.3%	8.5% pts	8.8% pts	25.4%	30.1%	4.7% pts
Notable items as reconciled above (%)		3.8%		5.7%	3.5%				2.0%	1.6%	
Pre-tax margin, excluding notable items (%)	**25.0%**	**29.6%**	**31.1%**	**30.7%**	**29.0%**	**34.3%**	4.7% pts	5.3% pts	**27.4%**	**31.7%**	4.3% pts
Net income available to common shareholders, GAAP-basis	$ 597	$ 630	$ 802	$ 688	$ 705	$ 1,026	62.9%	45.5%	$ 1,227	$ 1,731	41.1%
Notable items as reconciled above: pre-tax		138		206	130				138	130	
Tax impact on notable items as reconciled above		(35)		(49)	(32)				(35)	(32)	
Net income available to common shareholders, excluding notable items	**$ 597**	**$ 733**	**$ 802**	**$ 845**	**$ 803**	**$ 1,026**	40.0%	27.8%	**$ 1,330**	**$ 1,829**	37.5%
Diluted EPS, GAAP-basis	$ 2.04	$ 2.17	$ 2.78	$ 2.42	$ 2.49	$ 3.65	68.2%	46.6%	$ 4.21	$ 6.14	45.8%
Notable items as reconciled above		0.36		0.55	0.35				0.36	0.35	
Diluted EPS, excluding notable items	**$ 2.04**	**$ 2.53**	**$ 2.78**	**$ 2.97**	**$ 2.84**	**$ 3.65**	44.3%	28.5%	**$ 4.57**	**$ 6.49**	42.0%

[A] Calculated as the period-over-period change in total fee revenue less the period-over-period change in total expenses. [B] Calculated as the period-over-period change in total fee revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items. [C] Calculated as the period-over-period change in total revenue less the period-over-period change in total expenses. [D] Calculated as the period-over-period change in total revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items.

23

STATE STREET

Reconciliation of constant currency impacts

Reconciliation of Constant Currency FX Impacts	Reported			Currency Translation Impact		Excluding Currency Impact		% Change Constant Currency	
				2Q26 vs. 2Q25	2Q26 vs. 1Q26	2Q26 vs. 2Q25	2Q26 vs. 1Q26	2Q26 vs. 2Q25	2Q26 vs. 1Q26
(Dollars in millions)	2Q25	1Q26	2Q26						
Non-GAAP basis									
Servicing fees, excluding notable items	$ 1,304	$ 1,409	$ 1,468	$ 9	$ (2)	$ 1,459	$ 1,470	11.9%	4.3%
Management fees, excluding notable items	600	724	772	1	-	771	772	28.5%	6.6%
Foreign exchange trading services, excluding notable items	390	435	494	-	-	494	494	26.7%	13.6%
Securities finance, excluding notable items	126	116	150	-	-	150	150	19.0%	29.3%
Software services, excluding notable items	193	169	166	-	-	166	166	(14.0)%	(1.8)%
Other fee revenue, excluding notable items	127	107	138	-	-	138	138	8.7%	29.0%
Total fee revenue, excluding notable items	2,740	2,960	3,188	10	(2)	3,178	3,190	16.0%	7.8%
Net interest income, excluding notable items	729	835	860	4	(1)	856	861	17.4%	3.1%
Total other income, excluding notable items	-	1	-	-	-	-	-	nm	nm
Total revenue, excluding notable items	$ 3,469	$ 3,796	$ 4,048	$ 14	$ (3)	$ 4,034	$ 4,051	16.3%	6.7%
Compensation and employee benefits, excluding notable items	$ 1,180	$ 1,362	$ 1,292	$ 2	$ (4)	$ 1,290	$ 1,296	9.3%	(4.8)%
Information systems and communications, excluding notable items	505	587	589	1	-	588	589	16.4%	0.3%
Transaction processing services, excluding notable items	260	283	280	1	-	279	280	7.3%	(1.1)%
Occupancy, excluding notable items	105	100	96	-	-	96	96	(8.6)%	(4.0)%
Other expenses, excluding notable items	362	349	402	1	(1)	401	403	10.8%	15.5%
Total expenses, excluding notable items	$ 2,412	$ 2,681	$ 2,659	$ 5	$ (5)	$ 2,654	$ 2,664	10.0%	(0.6)%

nm Not meaningful

24

STATE STREET

25 Endnotes & other information This presentation (and the conference call accompanying it) includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its second quarter 2026 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by an Addendum with detailed financial tables. This presentation (and the conference call accompanying it) is designed to be reviewed together with that news release and that Addendum, which are available on State Street’s website, at http://investors.statestreet.com, and are incorporated herein by reference. No other information on our website is incorporated herein by reference. 1. New investment servicing mandates, including announced Alpha front-to-back investment servicing clients, may be subject to completion of definitive agreements, consents or assignments, approval of applicable boards and shareholders, customary regulatory approvals or other conditions, the failure to complete any of which will prevent the relevant mandate from being installed and serviced. New investment servicing mandates and servicing assets/fees remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose or anonymously disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new investment servicing mandates and reflected in servicing assets/fees remaining to be installed in the period in which the client provides its permission. Servicing mandates, servicing assets remaining to be installed in future periods and servicing fee revenues remaining to be installed in future periods are presented on a gross basis based on factors present on or about the time we determine the business to be won by us and are not updated based on subsequent developments, including changes in assets, market valuations, scope and, potentially termination. Such assets therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new investment servicing and investment management mandates may be reflected in our AUC/A and AUM as of any particular date specified. AUC/A values for certain asset classes are based on a lag, typically one- month. Generally, our servicing fee revenues are affected by several factors, and we provide varied services from our full suite of offerings to different clients. The basis for fees will also differ across regions and clients and can reflect pricing pressures traditionally experienced in our industry. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees also are generally affected by various factors, including investment product type and strategy and relationship pricing for clients, and are more sensitive to market valuations than are servicing fees. Therefore, no assumption should be drawn from management fees associated with changes in AUM levels. Levels of AUC/A, AUC/A to be installed, Servicing fee wins to be installed and AUM are always presented as of the end of the relevant period, unless otherwise specifically noted. 2. Servicing fee revenue wins (i.e., “sales”) and backlog (i.e., "to be installed") represents estimates of future annual revenue associated with new servicing engagements State Street determines to be won during the current reporting period, which may include anticipated servicing-related revenues associated with acquisitions or structured transactions, based upon factors assessed at the time the engagement is determined by State Street to be won, including asset volumes, number of transactions, accounts and holdings, terms and expected strategy. These and other relevant factors influencing projected servicing fees upon asset implementation/onboarding will change from time to time prior to, upon and following asset implementation/onboarding, among other reasons, due to varying market levels and factors and client and investor activity and preferences. Servicing fee/backlog estimates are not updated to reflect those changes, regardless of the magnitude or direction of, or reason for, any change. Servicing fee revenue wins in any period are highly variable and include estimated fees attributable to both (1) services to be provided for new estimated AUC/A reflected in new investment servicing wins for the period (with AUC/A to be onboarded in the future) and (2) additional services to be provided for AUC/A already included in our end-of period AUC/A (i.e., for which other services are currently provided); and the magnitude of one source of servicing fee revenue wins relative to the other (i.e., (1) relative to (2)) will vary from period to period. Therefore, for these and other reasons, comparisons of estimated servicing fee revenue wins to estimated new investment servicing AUC/A wins for any period will not produce reliable fee per AUC/A estimates. No servicing fees are recognized until the point in the future when we begin performing the associated services with respect to the relevant AUC/A. See also endnote 1 above in reference to considerations applicable to pending servicing engagements, which similarly apply to engagements for which reported servicing fee revenue wins/backlog are attributable. Both AUC/A and servicing fee revenue, when presented on a "backlog" or "to be installed" basis, are presented as of period-end. Separately, quarterly servicing fee revenue wins and AUC/A wins may not sum to full-year totals due to rounding. 3. Delivery of the capability remains subject to applicable regulatory approvals and operational readiness milestones. 4. State Street Investment Management announced on July 1, 2026, that the SPYM ETF was selected by the U.S. Department of the Treasury as the exclusive default investment for Trump Accounts. 5. Capital returned represents $231M of common stock dividends declared during 2Q26 and $400M of common share repurchases made in 2Q26. Total payout represents capital returned divided by net income available to common shareholders over the period of 2Q26. The total payout ratio was 62% in 2Q26. 6. Unless otherwise noted, all capital ratios referenced on this page and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company. All capital ratios are as of quarter-end. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 2Q25 through 2Q26. Refer to the Addendum for descriptions of these ratios. 2Q26 capital ratios are presented as of quarter-end and are preliminary estimates. 7. NII is presented on a GAAP-basis. NIM is presented on a fully taxable-equivalent (FTE) basis, and is calculated by dividing FTE NII by average total interest-earning assets. Refer to the Addendum for reconciliations of NII FTE- basis to NII GAAP-basis on the Average Statement of Condition. 8. Announced intention to increase quarterly common stock dividend by 10% to $0.92 per share in 3Q26 (subsequently declared on July 14, 2026). State Street’s common stock and other stock dividends, including the declaration, timing and amount, remain subject to consideration and approval by State Street’s Board of Directors at the relevant times. 9. Other fee revenue primarily consists of income from lending-related activities, certain tax-advantaged investments, equity investments, and market-related adjustments. Other fee revenue increased 9% YoY primarily due to FX-related and market-related adjustments. Other fee revenue increased 29% QoQ largely driven by market-related adjustments.

26 Endnotes & other information (cont.) 10. Organic growth represents growth excluding estimated market and FX impacts. 11. GAAP FX trading services of $393M in 2Q25 included a notable item related to a revenue-related recovery of $3M associated with the proceeds from a 2018 FX benchmark litigation resolution. Excluding this notable item, 2Q25 adjusted FX trading services was $390M. 12. GAAP Software services of $169M in 2Q25 included a notable item related to an Alpha-related client rescoping of $24M. Excluding this notable item, 2Q25 adjusted Software services was $193M. 13. Software services revenue primarily includes revenue from CRD, Alpha Data Platform and Alpha Data Services. Includes Other revenue of $3-5M in each of 2Q25 through 2Q26. Revenue line items may not sum to total due to rounding. 14. On-premises revenue is revenue derived from locally installed software. Software and data revenue includes SaaS, maintenance and support revenue, FIX, brokerage, and value-add services. The revenue recognition pattern for On-premises installations differs from Software and data revenue. 15. Software services annual recurring revenue (ARR), an operating metric, is calculated by annualizing the revenue from the last month of the relevant quarter for CRD and CRD for Private Markets and includes the annualized amount of most Software and data revenue, including revenue generated from SaaS, maintenance and support revenue, FIX, and value-added services, which are all expected to be recognized ratably over the term of client contracts. Software services ARR does not include Software and data brokerage revenue, revenue from affiliates and licensing fees (excluding the portion allocated to maintenance and support) from On- premises software. This reflects a change in presentation which previously calculated those revenues by annualizing the revenue for the relevant quarter (as opposed to the revenue for the last month of the relevant quarter). Prior period amounts have been recast to conform to the current calculation. 16. Software services bookings represent signed ARR contract values for CRD, CRD for Private Markets, Alpha Data Platform, and Alpha Data Services excluding bookings with affiliates, including State Street Investment Management. Software services revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. New bookings for 4Q25 have been adjusted to exclude affiliate bookings and renegotiations. 17. Represents expected ARR from signed client contracts that are scheduled to be largely installed over the next 24 months for CRD, CRD for Private Markets and Alpha Data Services. It includes SaaS revenue, as well as maintenance and support revenue, and excludes the one-time impact of On-premises license revenue, revenue generated from FIX, brokerage, value-add services, and professional services as well as revenue from affiliates. 18. These deposits primarily reflect our maintenance of cash balances at the Federal Reserve, the ECB and other non-U.S. central banks. 19. Average loans are presented on a gross basis. Refer to the Addendum for average loans net of expected credit losses. 20. GAAP Compensation and employee benefits expenses of $1,441M in 1Q26 included a notable item related to a repositioning charge of $79M. GAAP Compensation and employee benefits expenses of $1,280M in 2Q25 included a notable item related to a repositioning charge of $100M. Excluding these notable items, adjusted 2Q26 Compensation and employee benefits of $1,292M decreased (5)% compared to adjusted 1Q26 Compensation and employee benefits of $1,362M and increased 9% compared to adjusted 2Q25 Compensation and employee benefits of $1,180M. GAAP Information systems and communications expenses of $637M in 1Q26 included notable items related to a client rescoping of $41M and operating model changes of $9M. GAAP Information systems and communications expenses of $523M in 2Q25 included a notable item related to a client rescoping of $18M. Excluding these notable items, adjusted 2Q26 Information systems and communications expenses of $589M was flat compared to adjusted 1Q26 Information systems and communications expenses of $587M and increased 17% compared to adjusted 2Q25 Information systems and communications expenses of $505M. GAAP Occupancy expenses of $101M in 1Q26 included a notable item related to a repositioning charge of $1M. Excluding this notable item, adjusted 2Q26 Occupancy expenses of $96M decreased (4)% compared to adjusted 1Q26 Occupancy expenses of $100M. GAAP Other expenses of $361M in 2Q25 included a notable item related to a $1M release of a prior period notable item. Excluding this notable item, adjusted 2Q26 Other expenses of $402M increased 11% compared to adjusted 2Q25 Other expenses of $362M. 21. Adjusted average assets (Tier 1) is equal to average consolidated assets less applicable Tier 1 leverage capital reductions under regulatory standards. 22. The Tier 1 leverage ratio differs from the SLR primarily in that the denominator of the Tier 1 leverage ratio is a quarterly average of on-balance sheet assets, while the SLR additionally includes off-balance sheet exposures. In addition, STT’s SLR includes regulatory deductions. Refer to the Addendum for additional information on regulatory capital. 23. State Street Corporation LCR in 2Q26 increased 1% QoQ to ~107%; State Street Bank and Trust's (SSBT) LCR is significantly higher than State Street Corporation's (SSC) LCR, primarily due to application of the transferability restriction in the U.S. LCR Final Rule to the calculation of SSC’s LCR. This restriction limits the amount of HQLA held at SSC’s principal banking subsidiary, SSBT, and available for the calculation of SSC’s LCR to the amount of net cash outflows of SSBT. This transferability restriction does not apply in the calculation of SSBT’s LCR, and therefore SSBT’s LCR reflects the full benefit of all of its HQLA holdings.

27 Endnotes & other information (cont.) 24. >10% of world’s assets entrusted to us. Represents State Street AUC/A of $57.9T as of June 30, 2026, divided by Global Financial Assets, including Global Equity, Global Debt Securities and Global Broad Money (M3), as of December 31, 2024. Sources: SIFMA Markets Factbook, 2025; Organization for Economic Co-Operation (OECD), World Bank. 25. #2 custodian globally. Measured by AUC/A as of March 31, 2026. Source: Global Custodian. 26. #1 ETF servicer. State Street internal research and the ETFGI Global Insights report as of May 31, 2026. 27. #4 asset manager globally. Pensions & Investments Research Center, as of December 31, 2025. 28. #3 ETF manager globally. Pensions & Investments Research Center, as of December 31, 2025. 29. #1 FX provider to asset managers represents “World’s Best Bank for Real Money Clients” from Euromoney Magazine’s 2025 FX Awards. 30. #3 securities agency lender. Rank of Agency lending market share based on Agency securities global on-loan volumes as measured by Securities Finance lender rankings compiled by S&P Global Market Intelligence. Lender Rankings are as of 2Q26. 31. ~95% of the Top 100 largest asset managers. Thinking Ahead Institute: World’s Largest 500 Asset Managers 2025. 32. ~85% of the Top 100 largest asset owners. Thinking Ahead Institute: World’s Largest 100 Asset Owners 2025. 33. Wealth AUM reflects State Street Investment Management's Wealth channel coverage and is derived from a combination of internal AUM reporting, regulatory filings, Broadridge data, and other third-party industry sources. 34. Figures reflect latest available data from each source. CRD Wealth AUA as of May 2026. 35. Medium-term targets include ~$1B of annual run-rate Transformation benefits expected to be achieved by 2029, reflecting ~$750M of productivity savings, plus ~$250M of revenue.

28 Forward-looking statements This Presentation contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our strategy, growth and sales prospects, capital management, business, financial and capital condition, results of operations, the financial and market outlook and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “expect,” “will,” “medium-term,” “outlook,” “target,” “opportunity,” “strategy,” “strategic,” “driver,” “priority,” “assumption,” “illustrative,” “framework,” “forecast,” “guidance,” “objective,” “believe,” “plan," “anticipate,” “seek," “may,” “trend,” “goal,” “estimate,” “intend,” “aim,” “outcome,” “future,” “pipeline,” and “trajectory,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued. We are subject to intense competition, which could negatively affect our profitability; We are subject to significant pricing pressure and variability in our financial results and our AUC/A and AUM; We could be adversely affected by political, geopolitical, economic and market conditions including, for example, as a result of liquidity or capital deficiencies (actual or perceived) by other financial institutions and related market and government actions, changes in U.S. trade or other policies or those policies of other nations, the ongoing conflicts in Ukraine and in the Middle East, major political shifts domestically or internationally, (including the potential for retaliatory actions by governments, market participants or clients based on diverging perspectives or otherwise, and, separately, the recent shutdown of the U.S. federal government), actions taken by central banks in an attempt to address prevailing economic conditions, changes in monetary policy or periods of significant volatility in the markets for equity, fixed income and other asset classes globally or within specific markets; Our development and completion of new products and services, including State Street Alpha® and those related to wealth servicing, alternative investment management or digital assets or incorporating artificial intelligence, may impose costs on us, involve dependencies on third parties and may expose us to increased risks; Our business may be negatively affected by risks associated with strategic initiatives we are undertaking to enhance the effectiveness, including the adoption or integration of new technologies such as artificial intelligence, and efficiency of our operations and of our cybersecurity and technology infrastructure or by our failure to meet the related, resiliency or other expectations of our clients and regulators, or as a result of a cyber-attack or similar vulnerability in our or business partners' infrastructure; Our risk management framework, models and processes may not be effective in identifying or mitigating risk and reducing the potential for related losses, and a failure or circumvention of our controls and procedures, or errors or delays in our operational and transaction processing, or those of third parties, could have an adverse effect on our business, financial condition, operating results and reputation; Acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of these transactions, pose risks for our business; Competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business; Our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets, governmental action or monetary policy. For example, among other risks, changes in prevailing interest rates or market conditions have led, and were they to persist or occur in the future could further lead, to decreases in our NII or to portfolio management decisions resulting in reductions in our capital or liquidity ratios; Our business activities expose us to interest rate risk; We assume significant credit risk of counterparties, who may also have substantial financial dependencies on other financial institutions, and these credit exposures and concentrations could expose us to financial loss; Our fee revenue represents a significant portion of our revenue and is subject to and may decline based on, among other factors, market and currency declines, investment activities and preferences of our clients and their business mix, as well as the timing of new business onboarding; If we are unable to effectively manage our capital and liquidity, our financial condition, capital ratios, results of operations and business prospects could be adversely affected; Our return of capital to shareholders through common share repurchases and common stock dividends may be variable and is subject to various business and financial factors and regulatory requirements and approvals of our Board of Directors; We may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; If we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected; Our business and capital-related activities, including common share repurchases, may be adversely affected by regulatory requirements and considerations, including capital, credit and liquidity; We face extensive and changing government regulation and supervision in the U.S. and non-U.S. jurisdictions in which we operate, which may increase our costs and compliance risks and may affect our business activities and strategies; Our businesses may be adversely affected by government enforcement and litigation; Our businesses may be adversely affected by increased and conflicting political, regulatory and client scrutiny of investment management, stewardship and sustainable investment strategies and services offered; Any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects; Our calculations of risk exposures, total RWA and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period; Changes in accounting standards may adversely affect our consolidated results of operations and financial condition; Changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; We could face liabilities for withholding and other non-income taxes, including in connection with our services to clients, as a result of tax authority examinations; Our businesses may be negatively affected by adverse publicity or other reputational harm; Shifting and maintaining operational activities to non-U.S. jurisdictions, changing our operating model, and outsourcing to, or insourcing from, third parties expose us to increased operational risk, geopolitical risk and reputational harm and may not result in expected cost savings or operational improvements; Attacks or unauthorized access to our or our business partners’ or clients’ information technology systems or facilities, such as cyber-attacks or other disruptions to our or their operations, could result in significant costs, reputational damage and impacts on our business activities; Long-term contracts and customizing service delivery for clients expose us to increased operational risk, pricing and performance risk; We may not be able to protect our intellectual property or may infringe upon the rights of third parties; The quantitative models we use to manage our business may contain errors that could adversely impact our business, financial condition, operating results and regulatory compliance, and lapses in disclosure controls and procedures or internal control over financial reporting could occur, any of which could result in material harm; Our reputation and business prospects may be damaged if investors in the collective investment pools we sponsor or manage incur substantial losses in these investment pools or are restricted in redeeming their interests in these investment pools; The impacts of global regulatory requirements and expectations, shifting client preferences, and disclosure requirements related to climate risks and sustainability standards could adversely affect us; and We may incur losses or face negative impacts on our business as a result of unforeseen events, including terrorist attacks, geopolitical events, acute or chronic physical risk events, including natural disasters, pandemics, global conflicts, or a banking crisis, which may have a negative impact on our business and operations. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2025 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Presentation should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

29 Non-GAAP measures In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, may also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we may sometimes present ratios, such as return on tangible common equity, based on an adjusted common shareholder equity metric, "tangible common equity", which reflects a reduction (net of deferred taxes) for goodwill and other intangible assets, as we believe this presentation provides additional context about our use of equity. As an additional example, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the “Reconciliation of notable items” in this Appendix and to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Results”.

30 Definitions ARR Annual recurring revenue AUC/A Assets under custody and/or administration AUM Assets under management CET1 ratio Common equity tier 1 ratio CRD Charles River Development Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period DPS Dividend per share EMEA Europe, Middle East and Africa EPS Earnings per share ETF Exchange-traded fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable FIX The Charles River Network's FIX Network Service (CRN) is an end-to-end trade execution and support service facilitating electronic trading between Charles River's asset management and broker clients FTE Fully taxable-equivalent FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States HQLA High Quality Liquid Assets LCR Liquidity Coverage Ratio Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Net interest margin (NIM) (FTE) Fully taxable-equivalent (FTE) Net interest income divided by average total interest-earning assets nm Not meaningful NYSE New York Stock Exchange On-premises On-premises revenue as recognized in Software services Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the corresponding prior year period, as applicable %Pts Percentage points is the difference from one percentage value subtracted from another Payout ratio Total payout ratio is equal to common stock dividends and common stock purchases as a percentage of net income available to common shareholders Pre-tax margin Income before income tax expense divided by total revenue Quarter-over-Quarter (QoQ) Sequential quarter comparison Return on average equity (ROE) Net income available to common shareholders divided by average common equity Return on average tangible common equity (ROTCE) Net income available to common shareholders divided by average tangible common equity RWA Risk weighted assets SaaS Software as a service SEC Securities Exchange Commission SSC State Street Corporation Year-over-Year (YoY) Current period compared to the same period a year ago YTD Year-to-date